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                                                                     EXHIBIT 5.1

                                February 12, 1997



Mission West Properties
6815 Flanders Drive, Suite 250
San Diego, California  92121


     Re:  Registration Statement on Form S-8


Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-8 to be filed by Mission West Properties, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to 125,000 shares of the Company's Common Stock which may be issuable pursuant to a Nonstatutory Stock Option Agreement dated July 1, 1994 (the "Option"), it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Option, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                        Very truly yours,

                                        PILLSBURY MADISON & SUTRO LLP